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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 8, 1997, except for Note 8, as to which the date is May 16, 1997, included in the Prospectus of Therma-Wave, Inc. that is made part of the Registration Statement (Form S-4) and Prospectus of Therma-Wave, Inc. for the offer to exchange its Series B senior notes due 2004 for any and all of its outstanding senior notes due 2004.

                                                              Ernst & Young LLP

San Jose, California
June 18, 1997